SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2009

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On June 5, 2009, FirstCity Financial Corporation (the “Company”) announced that Richard J. Vander Woude resigned from his position as Senior Vice President, Secretary and General Counsel of the Company effective June 2, 2009 (the “Resignation Date”).

(e)           In connection with the foregoing, the Company has entered into a Separation Agreement, Release and Amendment to Award Agreements with Mr. Vander Woude dated June 4, 2009 (the “Separation Agreement”). The Separation Agreement provides, among other things, for the payment to Mr. Vander Woude of $237,500 in various installments through May 31, 2011. The Separation Agreement also provides that the options for common stock of the Company awarded to Mr. Vander Woude prior to June 1, 2009 under the Company’s stock option and award plans will continue in full force and effect after June 1, 2009, and that the award agreements will terminate if not exercised by Mr. Vander Woude on or prior to the earlier of (i) the existing termination date for the options under the award agreement related to that option, or (ii) June 1, 2010. The award agreements have been further amended to provide that options for 6,000 shares of the Company’s common stock previously awarded to Mr. Vander Woude which were not vested on or before June 1, 2009 are vested as of June 1, 2009. The Separation Agreement provides that Mr. Vander Woude will not be entitled to any benefits of an employee of the Company after June 1, 2009, except as set forth in the Agreement.

The above summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also in connection with the foregoing, the Company has entered into a Retainer Agreement with Mr. Vander Woude dated June 4, 2009 (the “Retainer Agreement”). The term of the Retainer Agreement commences on the resignation date and ends two years thereafter, unless the Retainer Agreement is earlier terminated. Under the Retainer Agreement, the Company will retain Mr. Vander Woude’s legal services for 1,500 hours during the two-year period, and as further requested by the Company from time to time. Mr. Vander Woude will provide legal services under the Retainer Agreement at an hourly rate of $350.

The above summary of the Retainer Agreement is qualified in its entirety by reference to the Retainer Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

2

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1     Separation Agreement, Release and Amendment to Award Agreements dated June 4, 2009, between FirstCity Financial Corporation, FirstCity Servicing Corporation and Richard J. Vander Woude

10.2.    Retainer Agreement dated June 4, 2009, between FirstCity Financial Corporation, FirstCity Servicing Corporation and Richard J. Vander Woude

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: June 5, 2009	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1         Separation Agreement, Release and Amendment to Award Agreements dated June 4, 2009, between FirstCity Financial Corporation, FirstCity Servicing Corporation and Richard J. Vander Woude

10.2.        Retainer Agreement dated June 4, 2009, between FirstCity Financial Corporation, FirstCity Servicing Corporation and Richard J. Vander Woude